                                                                 EXHIBIT 99.5

                       SEC OEM SUPPLY TO AST AGREEMENT


This SEC OEM Supply to AST Agreement ("Agreement") is made as of July 31, 1995 (the "Effective Date") by and between Samsung Electronics Company Limited, a Korea corporation ("SEC") and AST Research, Inc., a Delaware corporation ("AST").

                                    PURPOSE

AST wishes to obtain high quality personal computer products which meet the demands of the marketplace on terms that are competitive and profitable. SEC wishes to continue to develop and manufacture personal computer products profitably, and to benefit from the economies of scale by increased manufacturing.

                                   AGREEMENT


Article 1.  Definitions

1.1 "Products" shall mean customized personal computers and attachments, parts and accessories thereof manufactured and/or sold by SEC. The specifications and other details on Products shall be as are agreed to by both AST and SEC.

1.2 "Intellectual Property Rights" shall mean patents, patents applications and utility models, copyrights, mask work rights, trade secrets, or any other intellectual property rights, which are or will be owned by either party before or during the term of this Agreement throughout the world, which are necessary or required to the reasonable practice or exercise of any rights granted or activities to be performed under this Agreement, and which the party has or will obtain the right to grant licenses hereunder to the other party without any payment to third parties.

1.3 "Technical Information" shall mean the information, data and materials owned by AST, SEC or by AST and SEC jointly, including, without limitation, any and all technologies, inventions, discoveries, know-how, designs, drawings and other proprietary information which are necessary in connection with design, development and manufacture of the Products.


Article 2.  Product Manufacturing

2.1  Product Plans.  To the extent permitted by applicable law, the parties
     -------------
     shall have responsibilities regarding the manufacturing of the Products as agreed upon in writing by both of the parties prior to the commencement of any Product manufacturing tasks (the "Product Plan"). The parties will carry out their responsibilities within the time frames set forth in such Product Plan.

2.2  Product Specifications.  AST and SEC shall both approve the product
     ----------------------
     specifications described in Article 1.1 hereof.   SEC may change the
     specifications of the Product, provided that reasonable advance written notification is given to AST, and that such changes to the specification do not change the form, fit and functional performance of the Product. In addition, SEC may change the specifications of the Product even if such form, fit and functional performance is changed, provided that the advance written consent of AST is obtained, such consent not to be unreasonably withheld.

2.3  Non-Recurring Engineering Charges.  AST shall pay Non-Recurring Engineering
     ---------------------------------
     charges incurred by SEC in connection with the development of the Product, provided that the amount of such Non-Recurring Engineering charges are included in the written Product Plan or otherwise approved in advance in writing by AST, and provided that any increases to such Non-Recurring Engineering charges are approved in advance by AST.

2.4  Right of First Refusal.  SEC shall have a right of first refusal to develop
     ----------------------
     (under appropriate separate terms) or manufacture any Products for AST following the Effective Date hereof, subject to the terms of this Agreement. When AST determines to seek an outside source of supply for Products, AST shall provide information to SEC concerning such Products when and to the extent that such information is provided to other potential outside sources. SEC shall, at its option, provide a quotation to AST for the development or manufacturing of such Products. Prior to entering into any agreement with a third party to provide AST with such Products, AST shall provide written notice to SEC of the terms and conditions of the proposed arrangement in sufficient detail to enable SEC to evaluate the same (the "Contemplated Transaction"). To exercise its right of first refusal, SEC shall advise AST of its intent to exercise its right of first refusal, in writing, at any time within the fourteen (14) business days following SEC's receipt of such notice (the "Exercise Period"). If SEC wishes to exercise its right of first refusal, SEC shall provide a written quotation to AST for the Products with all terms, conditions, specifications, quality requirements, prices, allocations, and other provisions at least as favorable as were offered to AST in the Contemplated Transaction. If SEC notifies AST that it does not wish to exercise its right of first refusal or fails to respond to AST in writing within the Exercise Period (the "OEM Project Rejection") then AST shall be free to enter into the Contemplated Transaction on the same terms and conditions as offered to SEC; provided, however, that if the Contemplated Transaction is not entered into in writing between AST and a third party within six (6) months of the OEM Project Rejection then SEC's right of first refusal shall be revived with respect to the OEM product and technology related to the Contemplated Transaction and AST shall offer the OEM product and technology related to the Contemplated Transaction to SEC in accordance herewith prior to entering into any arrangement related to such OEM product or technology with any third party.


Article 3.  Technology Sharing

     In recognition of the advanced development nature of technology contemplated by the development of the Products, it is anticipated that AST and SEC will find it mutually beneficial to establish a close working relationship to exchange Technical Information to achieve the objectives of this Agreement. Toward this end, the parties hereby agree to, within the confines of applicable law, provide each other with sufficient Technical Information to accomplish the purposes of each Product Plan adopted pursuant to this Agreement. Any and all such Technical Information exchanged pursuant to this Agreement shall be treated as Confidential Information in accordance with the terms and conditions of that certain General Terms Agreement between the parties of even date herewith.


Article 4.  Proprietary Rights

4.1  Separately Owned Rights.  Any Technical Information which is developed or
     -----------------------
     conceived independently by each party hereunder and Intellectual Property Rights therefor shall remain the property of such developing party.

4.2  Jointly Owned Rights.  Any Technical Information which is developed or
     --------------------
     conceived jointly by both parties hereunder and Intellectual Property Rights therefor shall be the joint property of both parties. Each party shall have a right to grant to its Subsidiaries the licenses under jointly owned Technical Information and Intellectual Property Rights therefor without obtaining a prior consent of and accounting for any compensation to the other party. The party who wishes to grant to any third party any licenses under the jointly-owned Technical Information and any Intellectual Property Rights therefor shall obtain a prior written approval of the other party. Notwithstanding any other provision hereof, the parties agree that any Technical

     Information or Intellectual Property Rights related to any development by SEC in connection with the development of the Product to satisfy the specifications provided by AST, shall constitute an independent invention or creation of SEC and AST shall not make any claim as a joint developer or joint owner based upon AST providing such specifications to SEC.

4.3  Protections for Jointly Owned Rights.  Both parties shall from time to time
     ------------------------------------
     discuss whether patent or copyright applications should be filed on, or other forms of intellectual property protection sought for, the jointly-owned Intellectual Property Rights, the party who will file and pay for such patent application and the country(ies) in which the same is to be filed. If one party believes that a particular type of intellectual property protection should be sought for a particular portion of the jointly owned Intellectual Property Rights (the "Initiating Party") but the parties can not agree, within a reasonable amount of time, as to whether that particular type of intellectual property protection should be sought for that particular jointly owned Intellectual Property Rights, then the Initiating Party shall be permitted to pursue such intellectual property protection for its sole ownership, if advance written notice of such filing is provided to the other party, and the other party shall cooperate (at the expense of the Initiating Party) in all ways reasonably requested by the Initiating Party provided that the Initiating Party shall bear the expense of obtaining such intellectual property protection, and the other party shall have a non-exclusive world-wide fully paid up license to such intellectual property protection.

4.4  Grant of License.  AST hereby grants to SEC and its Subsidiaries a non-
     ----------------
     exclusive, non-transferable, worldwide, perpetual and royalty-free license to use Technical Information supplied by AST and under the Intellectual Property Rights therefor, subject to the terms of this Agreement, to: (a) develop, manufacture, have manufactured, use, and copy for the purpose of supplying Products to AST; and (b) manufacture, use, copy, modify, sell, lease or otherwise dispose of any goods which are differentiated from the Products, subject to the terms and conditions of this Agreement.

4.5  Licenses to Subsidiaries.  Any license or other right granted to any
     ------------------------
     Subsidiary hereunder shall immediately terminate at such time as such entity no longer satisfies the definition of Subsidiary as that term is defined in that certain General Terms Agreement between the parties of even date herewith.

4.6  Limitations on License.  Notwithstanding any other provision of this
     ----------------------
     Agreement, for those patent rights licensed or sublicensed to AST from SEC under this Agreement, AST shall not have the right to grant licenses or sublicenses to any third parties, excepting for licenses or sublicenses to AST Subsidiaries to the extent permitted under this Agreement, and further excepting licenses which would otherwise be implied to purchasers of AST products for the use or resale of such products. Notwithstanding any other provision of this Agreement, for those patent rights licensed or sublicensed to SEC from AST under this Agreement, SEC shall not have the right to grant licenses or sublicenses to any third parties, excepting for licenses or sublicenses to SEC Subsidiaries to the extent permitted under this Agreement, and further excepting licenses which would otherwise be implied to purchasers of AST products for the use or resale of such products. Notwithstanding any other provision of this Agreement, any purported or attempted grant by AST or SEC of a license or sublicense contrary to this Agreement shall be of no force or effect.


Article 5.  Ordering

5.1  Forecasts.  AST shall submit a written revolving six (6) month forecast to
     ---------
     SEC of anticipated purchases of the Products, and shall update the forecast monthly. The last three (3) months of this forecast shall not be a commitment of either AST or SEC, but is necessary for the planning purposes of AST and SEC and for the convenience of each. Unless otherwise agreed to by both SEC and AST, the immediately preceding three (3) months forecast shall be binding to the parties, provided that the forecast for the immediate first month shall be binding to the parties, month two (2), can be changed up to twenty percent (20%) and month three (3) forty percent (40%).

5.2  Orders and Terms.  AST and its Subsidiaries ("Ordering Entity") may submit
     ----------------
     purchase orders directly to SEC for Product, and SEC shall supply same to the Ordering Entity pursuant to the terms and conditions of this Agreement. Notwithstanding the foregoing, AST and the Ordering Entity shall be severally and/or jointly liable for payment therefor. This Agreement sets forth the terms and conditions which shall govern the transactions between the parties and Ordering Entities related to the Product. No term or condition set forth in any purchase order submitted to SEC by an Ordering Entity shall modify the terms and conditions herein. Unless otherwise agreed to by SEC and AST, purchase orders pursuant to the said forecast, which shall be considered final and binding, shall be issued by AST to SEC with at least sixty (60) days lead time for delivery during the term of this Agreement. SEC agrees to bear any expedited shipping costs or other costs required to meet any previously committed SEC delivery dates. Any such purchase orders shall constitute separate contracts between SEC and the Ordering Entity.


Article 6.  Minimum Purchase

6.1  Calendar Year 1996 Minimum.  At a minimum, AST guarantees to buy Product
     --------------------------
     from SEC during calendar year 1996 in the aggregate price amount of Two Hundred Million Dollars US ($200,000,000), provided that the Products are approved in advance in writing by AST as meeting AST's market needs during calendar year 1996, and that the Products are provided with price, allocation, terms and conditions at least as favorable as AST is able to obtain from other suppliers or AST's own factories, and that SEC has adequate production capacity available to devote to satisfying AST's needs for such Products. SEC agrees to use its best efforts to provide Products to AST in the amount of at least equal to the aggregate price amount stated above during calendar year 1996 which meet AST's market needs during calendar year 1996, and with price, allocation, terms and conditions which are at least as favorable as AST is able to obtain from other suppliers or AST's own factories.

6.2  Agreements on Subsequent Year Minimums.  The minimum purchase quantity of
     --------------------------------------
     Products for all subsequent years during the term hereof shall be agreed upon in writing between both the parties by the end of each year, based on AST's annual sales growth rate by product group for the preceding calendar year, and SEC's demonstrated and anticipated capacity to provide Products to AST in the amount equal to such minimum purchase quantity which meet AST's market needs, and with price, allocation, terms and conditions which are at least as favorable as AST is able to obtain from other suppliers or AST's own factories. Such an agreement shall become an integral part of this Agreement.

6.3  Default Amounts of Subsequent Year Minimums.  Should the parties fail to
     -------------------------------------------
     agree as to a minimum purchase quantity for any subsequent year, the fixed minimum purchase quantity for the immediately preceding year shall be applied to such subsequent year, provided that SEC has demonstrated during such preceding year its capacity to provide Products to AST in the amount equal to such minimum purchase quantity which meet AST's market needs, and with price, allocation, terms and conditions which are at least as favorable as AST is able to obtain from other suppliers or AST's own factories.

Article 7.  Price

     The prices for Products shall be set by mutual agreement between SEC and AST. Unless otherwise agreed to by both SEC and AST, such prices shall be valid for three (3) months and thereafter shall be subject to change according to a mutually agreed upon price revision arrangement which arrangement shall take into account fluctuations in excess of five percent (5%) in the exchange rate between the U.S. Dollar and the Korean Won and other factors.


Article 8.  Payment

     Unless otherwise agreed upon in writing between the parties hereto, discussions shall be held between AST and SEC concerning an acceptable open account credit limit for AST's purchases of Products under this Agreement, and failing the mutual agreement as to such credit limit, prior to the shipment of Product by SEC, AST shall arrange an irrevocable letter of credit in favor of SEC to be issued by a bank acceptable to SEC and, if so requested by SEC, to be confirmed by a Korean foreign exchange bank in such U.S. dollars and in such amount sufficient to cover the sales prices.


Article 9.  Infringement

     Unless otherwise agreed upon in writing between the parties hereto, SEC is not responsible for any infringement with regard to patent rights, utility model rights, trademark, commercial design or copyrights in any country with respect to the Product; provided, however, that SEC shall be responsible for the infringement of any intellectual property rights of third parties with respect to any processes employed by SEC in the manufacture of the Product.


Article 10.  Subcontracting

     SEC agrees to obtain AST's written approval before subcontracting this Agreement or any substantial portion thereof, however, this limitation shall not apply to the purchase of standard commercial supplies or raw material.

Article 11.  Effect of Termination

     If this Agreement is terminated as provided in Article 3 of the General Terms Agreement, AST may require SEC to transfer title and deliver to AST any Product and semifinished products and materials, parts, drawings, and information subject to AST's payment to SEC for any incurred cost or expense therefrom, as SEC has specifically produced or specifically acquired for the performance of such part of this Agreement. Any and all licenses granted pursuant to this Agreement shall terminate upon such date as this Agreement terminates or expires regardless of the cause.


Article 12.  Warranty

12.1 General Warranty.  SEC warrants to AST that the Products will conform to
     ----------------
     the specifications provided by AST and under normal use and maintenance, the Products will be free from defects in workmanship or materials for a period of 39 months from delivery. SEC shall deliver to AST an additional number of parts equivalent to 1% of each product purchased to replace the anticipated quantity of defective products. These parts will be delivered free of charge along with each shipment of Products purchased by AST. The additional number of parts provided for in this Article 12.1 shall be the sole and exclusive remedy for breach of the warranty of this Article 12.1.

12.2 Excessive Failures.  SEC further warrants that the Products shall be free
     ------------------
     from an Excessive Failure Rate (as hereinafter defined). As used in this Section, an Excessive Failure Rate shall mean whenever during any ninety
     (90) day period more than thirty percent (30%) of a shipment lot of Products contain a defect in material and workmanship which defect is due to the same cause (an "Excessive Failure Rate"). If an Excessive Failure Rate is proven to exist, SEC will, at no charge to AST at SEC's option, (a) repair or replace the affected Products in AST and AST's customer's inventory, or (b) at no charge to AST, provide parts, special tools and documentation for AST to repair or replace the affected Products in the affected shipment.

12.3 DOA Warranty.  Under Dead-On-Arrival (DOA) conditions, SEC agrees to
     ------------
     supply repair parts and to provide personnel at AST designated locations or at major AST customer sites to repair the DOA products which have major functional failures provided that the DOA rate exceeds five percent (5%) for lot sizes of 200 or more. SEC agrees to perform failure analysis for the defective units and to report corrective action to be taken to prevent reoccurrence to AST engineers within fifteen (15) working days after notification by AST. If repairs cannot be made within such fifteen (15) days period, AST reserves the right to reject DOA products and to return them to SEC for credit only.

12.4 Disclaimer.  NO OTHER WARRANTIES ARE GIVEN WHETHER EXPRESS OR IMPLIED,
     ----------
     INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR USE.


Article 13.  General Terms

     The provisions included in the General Terms Agreement shall apply to this Agreement.

Article 14.  Priority

     In the event of a conflict or inconsistency between any term or condition of this Agreement and that of the General Terms Agreement, the terms and conditions of this Agreement shall supersede and control. The terms and conditions of this Agreement shall be superseded and controlled by terms of any Product Plan signed by both parties hereto.


IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement, on the dates below indicated.

Samsung Electronics Co., Ltd.       AST Research, Inc.

By: /s/ Bo-Soon Song                By: /s/ Safi U. Qureshey
   ----------------------------        -------------------------------
Name:  Bo-Soon Song                 Name:  Safi U. Qureshey

Title: Senior Managing Director     Title: Chief Executive Officer

Date:  July 31, 1995                Date:  July 31, 1995